SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            Form 8-K


                          CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): July 1, 1999




Commission    Registrant; State of Incorporation;      IRS Employer
File Number       Address; and Telephone Number      Identification No.


1-11375       UNICOM CORPORATION                        36-3961038
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box A-3005
         Chicago, Illinois 60690-3005
         312/394-7399


1-1839        COMMONWEALTH EDISON COMPANY               36-0938600
         (an Illinois corporation)
         37th Floor, 10 South Dearborn Street
         Post Office Box 767
         Chicago, Illinois 60690-0767
         312/394-4321







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Item 5.  Other Events

On July 1, 1999, Unicom Corporation (the "Company") announced that it expects to meet or exceed analyst earnings expectations of $0.43 per common share for the second quarter of 1999. The 10 nuclear generating units of the Company's subsidiary, Commonwealth Edison Company ("ComEd")posted an average capacity factor of 83 percent for the quarter, which has helped significantly to reduce ComEd's purchased power costs. The Company further indicated that it expects to meet or exceed earnings goals of $2.50 and $3.00 per common share for the years 1999 and 2000, respectively, and expects to achieve average annual earnings growth of eight percent to 10 percent thereafter through the year 2003. The earnings growth expectation is influenced by various factors, including a planned reduction in ComEd's operation and maintenance expenses to $1.9 billion by 2001, the planned reinvestment of $2.5 billion in cash proceeds from the sale of the fossil plants at an average pre-tax earnings rate of five percent in the years 2000 and 2001 and 8.3 percent in 2002 and beyond, the achievement of nuclear generation capacity factors in excess of 80 percent in the years 2000 and beyond, and the achievement of earnings per share of $0.20 from the Unicom Enterprises Group by 2001.


The information contained in this report constitutes forward-looking statements. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Please see the Current Report on Form 8-K filed earlier today for a discussion of factors that could affect the Company's ability to meet the above goals.

                           SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.



                                      UNICOM CORPORATION
                                          (Registrant)


Date: July 1, 1999            By:        John C. Bukovski
                                    ------------------------
                                         John C. Bukovski
                                     Senior Vice President





                                     COMMONWEALTH EDISON COMPANY
                                          (Registrant)


Date: July 1, 1999            By:        John C. Bukovski
                                       ------------------------
                                         John C. Bukovski
                                     Senior Vice President